Exhibit 99.1

Energy Fuels Announces Management Change

LAKEWOOD, CO, March 31, 2017 /CNW/ - Energy Fuels Inc. (NYSE MKT: UUUU; TSX: EFR) ("Energy Fuels" or the "Company"), a leading producer of uranium in the United States, is pleased to announce that, effective July 1, 2017, Mr. Mark S. Chalmers will become the President, as well as Chief Operating Officer ("COO"), of Energy Fuels.  Mr. Chalmers is currently the Company's COO, a position he has held since July 1, 2016.  Mr. Stephen P. Antony, who is currently the President and Chief Executive Officer ("CEO") of the Company, will continue in his role as CEO after July 1, 2017. This action is being completed in accordance with the Company's long-term succession plans.

Stephen P. Antony, Energy Fuels President and CEO stated: "Mark Chalmers has done an exceptional job over the past year as the Company's Chief Operating Officer, focusing on the optimization of the conventional side of our business. Under his management, the Company has discovered large areas of high-grade uranium and copper mineralization, and completed the production shaft, at the Canyon mine. He has also been the driving force behind several key initiatives at the White Mesa Mill, including the review of existing operating practices, the recovery of uranium from process water pond returns, and seeking new sources of revenue through participation in the clean-up of historic uranium mines in the region. I look forward to continuing to work with Mark in his new role as President."

About Energy Fuels:  Energy Fuels is a leading integrated US-based uranium mining company, supplying U3O8 to major nuclear utilities. Energy Fuels holds three of America's key uranium production centers, the White Mesa Mill in Utah, the Nichols Ranch Processing Facility in Wyoming, and the Alta Mesa Project in Texas.  The White Mesa Mill is the only conventional uranium mill operating in the U.S. today and has a licensed capacity of over 8 million pounds of U3O8 per year. The Nichols Ranch Processing Facility is an ISR production center with a licensed capacity of 2 million pounds of U3O8 per year. Alta Mesa is an ISR production center currently on care and maintenance. Energy Fuels also has the largest NI 43-101 compliant uranium resource portfolio in the U.S. among producers, and uranium mining projects located in a number of Western U.S. states, including one producing ISR project, mines on standby, and mineral properties in various stages of permitting and development. The Company also produces vanadium as a co-product of its uranium production from certain of its mines on the Colorado Plateau, as market conditions warrant. The Company's common shares are listed on the NYSE MKT under the trading symbol "UUUU", and on the Toronto Stock Exchange under the trading symbol "EFR".

Cautionary Note Regarding Forward-Looking Statements:  Certain information contained in this news release, including any information relating to: the Company being a leading producer of uranium in the U.S.; Mark Chalmers assuming the role as President effective July 1, 2017; the Company's expectations with regard to mineralization and development at the Canyon Mine; the Company's expectations with regard to its review of existing operating practices, recoveries from pond returns and new sources of revenue at the White Mesa Mill; and any other statements regarding Energy Fuels' future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this news release that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements.  All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels' ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; Mark Chalmers assuming the role as President effective July 1, 2017; the Company's expectations with regard to mineralization and development at the Canyon Mine; the Company's expectations with regard to its review of existing operating practices, recoveries from pond returns and new sources of revenue at the White Mesa Mill; and other risk factors as described in Energy Fuels' most recent annual report on Form 10-K and quarterly financial reports.  Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels' filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

SOURCE Energy Fuels Inc.

To view the original version on PR Newswire, visit: http://www.newswire.ca/en/releases/archive/March2017/31/c3265.html

%CIK: 0001385849

For further information: Energy Fuels Inc., Curtis Moore - VP of Marketing & Corporate Development, (303) 974-2140 or Toll free: (888) 864-2125, investorinfo@energyfuels.com, www.energyfuels.com

CO: Energy Fuels Inc.

CNW 06:00e 31-MAR-17